United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 19, 2018

Date of Report (Date of earliest event reported)

CM Seven Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	333-220510	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1003-1004, 10/F, ICBC Tower Three Garden Road, Central, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 6358 5597

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2018, CM Seven Star Acquisition Corporation (the “Company”) received a letter of resignation from Bing Lin pursuant to which Mr. Lin resigned as the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Lin continues to serve as a director of the Company.

On the same day, the Company’s Board of Directors appointed Anthony Ho to the Company’s Board of Directors and named him non-executive Chairman of the Board and appointed Sing Wang to be the Company’s Chief Executive Officer and a member of the Company’s Board of Directors.

Mr. Anthony Ho has been Chief Investment Officer of China Minsheng Financial Holding Corporation Limited since September 2017. From October 2015 to May 2017, Mr. Ho was Deputy Chief Executive Officer and Chief Investment Officer of Amundi Hong Kong Limited. From September 2014 to September 2015, Mr. Ho was Chief Executive Officer of CIFM Asset Management (Hong Kong) Limited. From March 2013 to September 2014, Mr. Ho was Managing Director of JF Asset Management Limited. From September 2009 to December 2012, Mr. Ho was Managing Director and Deputy Chief Executive Officer of China Asset Management (Hong Kong) Limited. From January 1994 to August 2009, Mr. Ho held multiple senior positions at Fidelity International in Hong Kong and London. From February 1988 to February 1992, Mr. Ho was a senior accountant at Arthur Andersen & Co. Mr. Ho received a Bachelor of Commerce degree from University of Queensland in 1987 and an Master of Business Administration from University of New South Wales in 1993. Mr. Ho is a Certified Practicing Accountant in Australia and a fellow member of the Hong Kong Institute of Certified Public Accountants. We believe Mr. Ho is well-qualified to serve as a member of the board given his in-depth knowledge and extensive experience in global financial industry.

Mr. Sing Wang has served as the Chairman of TKK Capital, a private equity/wealth management company since August 2015. Since May 2017, Mr. Wang has been the Vice General Manager (non-executive) of CMIG Capital Company Limited. From February 2016 to May 2017, Mr. Wang was the Chief Executive Officer and Executive Director of China Minsheng Financial Holding Corporation Limited (HKEx: 245). Since 1991, Mr. Wang has been the founder, owner and manager of Amerinvest Group, a personal investment firm. From September 2015 until December 2017, Mr. Wang was a Senior Advisor to TPG China, Limited (Growth Platform). From May 2006 to August 2015, Mr. Wang was a Partner at TPG, served as a Co-Chairman of TPG Greater China and the Head of TPG Growth North Asia. Prior to joining TPG, Mr. Wang was the CEO and Executive Director of TOM Group Limited (HKEx: 2383) from mid-2000 to early 2006, a Chinese-language media and internet conglomerate in Greater China. Previously, Mr. Wang was with Goldman Sachs from 1993 to 2000, including serving as the Head of China High Technology in Hong Kong, and manager at HSBC Private Equity from November 1992 to June 1993, and a strategic consultant with McKinsey & Co. from November 1989 to September 1992.

Mr Wang has served on several boards, including: Independent Non-Executive Director of Sands China Limited (since July 2017 to present); Chairman of Evolution Media China (March 2016 until December 2017); Non-executive director of China Renewable Energy Investment Limited (HKEx: 987) (June 2011 to October 2015); Non-executive director of MIE Holdings Corporation (HKEx: 1555) (June 2010 to November 2015); Alternate director of Ping An Insurance (Group) Company of China, Ltd. (HKEx: 2318) (1994 to 2000); and Director of China Resources Land Limited (HKEx: 1109) (1996 to 1999). Mr. Wang graduated from Yunnan University, China, with a Bachelor of Science degree in Chemistry, and from the University of Oxford, UK, with multiple degrees including a Bachelor of Arts degree in Philosophy, Politics and Economics, an Oxford Master of Arts, and a Master of Science degree in Forestry. In addition, from June 2011 to May 2013, Mr. Wang was a member of the Listing Committee of the Stock Exchange of Hong Kong. From May 2011 to Nov 2015, Mr. Wang served as the Chairman of the Industry Policy Committee (IPC) of China Venture Capital and Private Equity Association (CVCA). He was also a Standing Committee Member of the 9th, 10th and 11th Yunnan Provincial Committee of the Chinese People’s Political Consultative Conference from January 2003 until January 2018.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2018

CM SEVEN STAR ACQUISITION CORPORATION

By:	/s/ Steven Cannon
Name:	Steven Cannon
Title:	Chief Financial Officer